Exhibit 10.62

OFFICE LEASE AGREEMENT

BETWEEN

MEADOWS OFFICE, L.L.C.

AS LANDLORD

AND

KID BRANDS, INC.

AS TENANT

DATED

November 15, 2013

TABLE OF CONTENTS

1. Definitions and Basic Lease Provisions	1

2. Lease Grant	1

3. Tender of Possession	1

4. Rent	2

5. Delinquent Payment; Handling Charges	2

6. Security Deposit	2

7. Services; Utilities; Common Areas	3
(a) Services	3
(b) Excess Utility Use	4
(c) Common Areas	5
(d) Parking	6

8. Alterations; Repairs; Maintenance; Signs	7
(a) Alterations	7
(b) Repairs; Maintenance	8
(i) By Landlord	8
(ii) By Tenant	9
(iii) Performance of Work	10
(c) Mechanic’s Liens	11
(d) Signs	11

9. Use	12

10. Assignment and Subletting	13
(a) Transfers	13
(b) Consent Standards	13
(c) Request for Consent	14
(d) Conditions to Consent	14
(e) Attornment by Subtenants	14
(f) Cancellation	15
(g) Additional Compensation	15
(h) Adequate Assurance of Future Performance	15
(i) Permitted Transfers	16
(j) Permitted Occupants	17

i

11. Insurance; Waivers; Subrogation; Indemnity	17
(a) Tenant’s Insurance	17
(b) Landlord’s Insurance	18
(c) No Subrogation	18
(d) Indemnity	19

12. Subordination; Attornment; Notice to Landlord’s Mortgagee	19
(a) Subordination	19
(b) Attornment	20
(c) Notice to Landlord’s Mortgagee	20
(d) Landlord’s Mortgagee’s Protection Provisions	20
(e) SNDA	20

13. Rules and Regulations	20

14. Condemnation	21
(a) Total Taking	21
(b) Partial Taking—Tenant’s Rights	21
(c) Partial Taking—Landlord’s Rights	21
(d) Award	21

15. Fire or Other Casualty	21
(a) Repair Estimate	21
(b) Tenant’s Rights	21
(c) Landlord’s Rights	22
(d) Repair Obligation	22
(e) Abatement of Rent	22

16. Personal Property Taxes	23

17. Events of Default	23
(a) Payment Default	23
(b) Abandonment	23
(c) Estoppel/Financial Statement	23
(d) Insurance	23
(e) Mechanic’s Liens	23
(f) Other Defaults	23
(g) Insolvency	23

18. Remedies	24
(a) Termination of Lease	24
(b) Termination of Possession	24
(c) Perform Acts on Behalf of Tenant	25
(d) Alteration of Locks	25

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19. Payment by Tenant; Non-Waiver; Cumulative Remedies	25
(a) Payment by Tenant	25
(b) No Waiver	25
(c) Cumulative Remedies	26

20. Intentionally deleted	26

21. Surrender of Premises	26

22. Holding Over	26

23. Certain Rights Reserved by Landlord	27
(a) Building Operations	27
(b) Security	27
(c) Repairs and Maintenance	27
(d) Prospective Purchasers and Lenders	27
(e) Prospective Tenants	27

24. Intentionally deleted	27

25. Hazardous Materials	28

26. Miscellaneous	31
(a) Landlord Transfer	31
(b) Landlord’s Liability	31
(c) Force Majeure	31
(d) Brokerage	32
(e) Estoppel Certificates	32
(f) Notices	32
(g) Separability	32
(h) Amendments; Binding Effect	32
(i) Quiet Enjoyment	33
(j) No Merger	33
(k) No Offer	33
(l) Entire Agreement	33
(m) Waiver of Jury Trial	33
(n) Governing Law	33
(o) Recording	33
(p) Joint and Several Liability	33
(q) Financial Reports	34
(r) Landlord’s Fees	34
(s)Telecommunications	34
(t) Confidentiality	35
(u) Authority	35
(v) List of Exhibits	35

iii

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	November 15, 2013

Landlord:	Meadows Office, L.L.C., a Delaware limited liability company

Tenant:	Kid Brands, Inc., a New Jersey corporation

Premises:	An area containing 26,520 rentable square feet, identified as Suite #600, constituting the entire sixth (6th) floor of the building commonly known as the 301 Building of The Meadows Office Complex (the “Building”), and whose street address is 301 Route 17 North, Rutherford, New Jersey. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable.

Term:	One hundred forty-two (142) months (plus, if the Commencement Date is not the first day of a calendar month, the partial calendar month in which the Commencement Date occurs), commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 142nd full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	November 15, 2013.

1

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

	Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent

	1 – 12	$23.50	$51,935.00

	13 – 24	X 1.025	$53,233.38

	25 – 36	X 1.025	$54,564.21

	37 – 48	X 1.025	$55,928.31

	49 – 60	X 1.025	$57,326.52

	61 – 72	X 1.025	$58,759.69

	73 – 84	X 1.025	$60,228.68

	85 – 96	X 1.025	$61,734.39

	97 – 108	X 1.025	$63,277.75

	109 – 120	X 1.025	$64,859.70

	121 – 132	X 1.025	$66,481.19

	133 – 142	X 1.025	$68,143.22

The annual increases in Base Rent provided for above shall be in lieu of Tenant’s payment of any increases in operating expenses, common utilities and insurance costs (all of which shall be incurred solely by Landlord).

Provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, Tenant shall not be required to pay the monthly installment of Monthly Base Rent for each of the first twenty-two (22) full calendar months of the Term (the “Rent Abatement”). At Landlord’s option, Landlord may elect at any time to pay any portion of the Rent Abatement directly to Tenant in lieu of applying such portion as an abatement of Monthly Base Rent, provided Landlord gives Tenant written notice of such election at least ten (10) days prior to first (1st) day of the applicable Lease Month affected by such election.

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be added to and included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month, which shall be payable in addition to the monthly Base Rent otherwise payable for the first (1st) Lease Month).

Rent:	Base Rent and Taxes (as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Security Deposit:	$360,000.00, in the form of a letter of credit (as provided under Section 6(b)).

2

Permitted Use:	General, administrative and executive offices, and other uses consistent with office use ancillary to Tenant’s business, including but not limited to a conference center, seminar rooms, product showroom, product design center and a data center, and for any other purpose permitted by law ancillary to and consistent with office use.

Tenant’s Proportionate Share:	9.5152%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 278,712 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Initial Liability Insurance Amount:	$5,000,000

Broker/Agent:	For Tenant: Newmark Grubb Knight Frank For Landlord: Newmark Grubb Knight Frank

Tenant’s Address:	Prior to Commencement Date: One Meadowlands Plaza 8th Floor East Rutherford, New Jersey 07073 Telephone: Telecopy:	Following Commencement Date: 301 Route 17 North Suite #600 Rutherford, New Jersey 07070 Telephone: Telecopy:

Landlord’s Address:	For all Notices: c/o Onyx Equities 900 Route 9 North Suite 300 Woodbridge, New Jersey 07095 Attention: Samuel Giordano, CFO Telephone: (732) 362-8800 Telecopy: (732) 362-8801

3

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Basic Lease Information shall control.

LANDLORD:	MEADOWS OFFICE, L.L.C., a Delaware limited liability company

By: MEADOWS OFFICE MM, LLC, its managing member

	By:	/s/ John Saraceno
	Name:	John Saraceno
	Title:	Authorized Signatory

TENANT:	KID BRANDS, INC., a New Jersey corporation

	By:	/s/ Kerry Carr
	Name:	Kerry Carr
	Title:	EVP – COO & CFO

4

OFFICE LEASE AGREEMENT

1. Definitions and Basic Lease Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical (including HVAC) systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing (Landlord represents that, as of the date hereof, there are no restrictive covenants that materially interfere with Tenant’s rights and use of the Premises under this Lease; Landlord shall not enter into such restrictive covenants during the Term); “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and “Landlord Party” means any of the following persons (but not including Tenant or any Tenant Party): Landlord; any party claiming by, through, or under Landlord; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3. Tender of Possession. Landlord shall tender possession of the Premises to Tenant on the Commencement Date. Subject only to Landlord’s Mold Removal Obligations (as defined in Section 8(b)(ii), Tenant acknowledges that Landlord has satisfactorily prepared the Premises for Tenant’s possession thereof, with interior non-demising partition walls demolished and otherwise vacant and in broom-clean condition, and Tenant accepts the Premises in such condition. Landlord shall not be required to construct any tenant improvements in the Premises. Tenant shall be responsible for the construction of all tenant improvements required for Tenant’s business operations in the Premises, as provided in Exhibit D attached hereto and made a part hereof.

4. Rent. Subject to the Rent Abatement as described in the Basic Lease Information, Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The installment of Base Rent for the first full calendar month for which Base Rent is payable under this Lease shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term for which Base Rent is payable under this Lease. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Taxes (as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to eight percent (8%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the first time in any consecutive twelve (12) month period Landlord does not receive any payment required to be made by Tenant under this Lease within five (5) days after it becomes due Tenant shall not owe Landlord interest or late charge described above unless Landlord has still not received the relevant payment within fifteen (15) days after it becomes due, in which event the described interest and late charge shall be due immediately.

6. Security Deposit.

(a) Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to put the Premises in the condition required under this Lease and to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within thirty (30) days after the expiration of the Term, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law, if any. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered as a result of any breach of this Lease by Tenant, but shall not include any costs associated with normal wear and tear to the Premises (including but not limited to normal wear and tear to the Initial Tenant Work (as defined in Exhibit D attached hereto) and/or any Alterations (as defined in Section 8(a) hereof)). Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgment of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit.

(b) The Security Deposit shall be in the form of a letter of credit. The letter of credit shall be issued by a reputable banking institution reasonably acceptable to Landlord. Tenant shall deliver to Landlord at least sixty (60) days prior to the expiration of the letter of credit a replacement letter of credit issued by the same financial institution as issued the expiring letter of credit (or such other reputable banking institution as is reasonably acceptable to Landlord), in the same form as the expiring letter of credit (or in such other form as is reasonably acceptable to Landlord). If Tenant fails to timely deliver any such replacement letter of credit, such failure shall, without the need for any additional notice from Landlord, constitute an Event of Default under this Lease, and Landlord shall be entitled to draw the full amount of such letter of credit and to hold and/or use such drawn funds as a cash Security Deposit hereunder. The letter of credit shall be irrevocable, shall name Landlord and any successor-in-interest of Landlord as beneficiary, shall be unconditional except as to require a sight draft drawn on the issuing bank to be tendered by the beneficiary at said bank’s office, and shall otherwise be in such form as may be reasonably required by Landlord. Landlord hereby agrees that the form of letter of credit attached hereto and made a part hereof as Exhibit N is acceptable. The term “letter of credit” shall mean the original letter of credit delivered to Landlord and each replacement thereof delivered to Landlord during the Term of this Lease.

7. Services; Utilities; Common Areas.

(a) Services. Landlord shall furnish to Tenant: (i) water at those points of supply provided for the Premises and for general use of tenants of the Building; (ii) HVAC, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for the Building; (iii) janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required, in accordance with the specifications set forth in Exhibit L attached hereto and made a part hereof; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-business hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current for lighting, machinery and equipment that does not require more than six (6) watts per usable square foot. Tenant shall pay to Landlord, as additional Rent, the sum of One and 75/100 Dollars ($1.75) per rentable square foot of the Premises per year for such electricity. This sum shall be payable to Landlord in advance on a monthly basis together with Base Rent and shall represent the cost of such electricity furnished Tenant at the Premises. If Tenant desires any of the services specified in Section 7(a)(ii) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Landlord’s current charge for providing HVAC services at a time other than Normal Business Hours is $125.00 per hour.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than six (6) watts per usable square foot. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not, except as hereinafter provided, render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. Notwithstanding the foregoing, if (a) there is an interruption or stoppage of any Building system or Building service and the cause or cure of such interruption is within Landlord’s reasonable control (a “Landlord Controlled Interruption”), and such interruption is not due to any negligence or willful misconduct by Tenant or any Tenant Party, (b) such Landlord Controlled Interruption materially, adversely interferes with Tenant’s use of the Premises (or a portion thereof) during Normal Business Hours for more than five (5) consecutive days after Tenant delivers written notice thereof to Landlord, and (c) Tenant actually does not use all or the affected portion, if applicable, of the Premises for the operation of Tenant’s business therein, then during the period of time such condition continues beyond such fifth (5th) consecutive day, Tenant shall be entitled to an equitable abatement of Rent for all or the affected portion of the Premises, as applicable. Such Rent abatement shall cease immediately upon the earlier to occur of (i) the cessation of such Landlord Controlled Interruption or (ii) Tenant’s re-commencement of use of all or the affected portion of the Premises, as applicable, for the operation of Tenant’s business therein.

(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefitting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of Landlord’s ability to prescribe rules and regulations regarding same. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary or advisable to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided, however, that such closure shall not materially interfere with Tenant’s business operations in the Premises.

(iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(d) Parking.

(i) For purposes of this Subsection (d), the following definitions shall apply: (i) the “Parking Areas” shall mean those areas of the Project designated by Landlord, from time to time, for parking to serve the Building; (ii) the “Reserved Parking Areas” shall mean those portions of the Parking Areas designated by Landlord, from time to time, for reserved parking (i.e., for the exclusive use of one or more persons); and (iii) the “General Parking Areas” shall mean, from time to time, those portions of the Parking Areas which are not then Reserved Parking Areas.

(ii) Tenant, incident to its use of the Premises, shall have the exclusive right to use twenty (20) reserved parking spaces within the Reserved Parking Areas (the “Tenant’s Reserved Spaces”), which Tenant’s Reserved Spaces shall be located as shown on Exhibit M attached hereto and made a part hereof (fifteen (15) of such Tenant’s Reserved Spaces to be located in the covered parking garage, and the remaining five (5) Tenant’s Reserved Spaces to be located contiguously with one another, all as shown on Exhibit M). Tenant will be responsible (i) for the internal allocation of Tenant’s Reserved Spaces (among the Tenant Parties) and (ii) at Tenant’s expense, for the enforcement of Tenant’s exclusive right to use Tenant’s Reserved Spaces (it being agreed that Tenant shall indemnify and hold harmless the Landlord from any claim or action brought against Landlord by any persons or entities as a result of Tenant enforcing its exclusive right to use Tenant’s Reserved Spaces). Landlord shall, at Tenant’s expense, place a marking on each of Tenant’s Reserved Spaces indicating that the same is a reserved parking space.

(iii) Tenant, incident to its use of the Premises, shall have the right to use up to four (4) parking spaces located in the General Parking Areas for each one thousand (1,000) square feet of rentable floor area of the Premises (less the number of Tenant’s Reserved Spaces), on a “first come, first served” basis in common with other persons designated by Landlord, subject, in all events, to the Building rules and regulations; provided, however, that at no time shall Tenant use, in the aggregate, a number of parking spaces in the General Parking Areas in excess of four (4) parking spaces for each one thousand (1,000) square feet of rentable floor area of the Premises (less the number of Tenant’s Reserved Spaces).

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises, and Alterations that both (i) have an aggregate cost not in excess of $20,000, and (ii) do not require a construction permit. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Ten Thousand Dollars ($10,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall (a) reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual and reasonable out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and Tenant shall pay Landlord’s designated construction manager for the Building (herein called “Landlord’s Construction Manager”) a general supervision fee as compensation for general oversight and coordination by Landlord’s Construction Manager equal to three percent (3%) of the aggregate cost of such Alterations (but not in any event greater than $10,000 per Alterations project). Prior to commencing such Alterations, Tenant (i) shall furnish Landlord with an estimate of the cost of such Alterations (which estimate shall be subject to Landlord’s reasonable review and approval), and (ii) shall pay to Landlord’s Construction Manager the estimated amount of the general supervision fee described in the preceding sentence (which amount shall be adjusted upon completion of the Alterations to reflect the actual cost thereof, any excess general supervision fee previously paid to be promptly refunded to Tenant). If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord. Landlord shall be entitled to require Tenant to use Landlord’s designated contractors for any part of such Alteration affecting the Building’s Systems. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements, provided Landlord has advised Tenant in writing at the time Landlord consents to said Alterations of such required alterations and/or improvements and the costs and expenses associated with same. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless such Alterations require Landlord’s approval and at the time such approval is granted Landlord notifies Tenant that Landlord shall require the removal thereof at the expiration or sooner termination of this Lease. Notwithstanding the foregoing, unless Landlord notifies Tenant prior to the expiration or earlier termination of the Lease that removal is not required, Tenant shall in any event be required to remove Cable (as defined in Section 8(b) below). With respect to such required removal of any such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws and insurance requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damage cost or expense (including, without limitation, attorney’s fees and disbursements and court costs) resulting from such work. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws and insurance requirements, and Tenant shall be solely responsible for ensuring all such compliance. Subject to Landlord’s review and approval rights set forth above (which approval shall not be unreasonably withheld, conditioned or delayed so long as proposed renovations are, as reasonably determined by Landlord, consistent with those that Landlord is completing in other common bathrooms at the Project), Tenant shall be entitled to renovate the bathrooms located in the Premises in a manner and style desired by Tenant.

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building (including the Building’s Structure); (2) the Building’s Systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows and façade of the Building; (6) elevators serving the Building; and (7) the Building’s Systems serving the Premises up to the connection point of the Building’s Systems to the Premises. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in compliance with all applicable Laws and insurance requirements and in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to require that such obligations be performed by a contractor approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may (but without any obligation), in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the condition required under this Lease, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole cost and risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Landlord represents to Tenant that Landlord has caused the Premises to be inspected by Hillmann Consulting (“Hillmann”) for the presence of mold, mildew or moisture (collectively, “Mold”) within the Premises, and shall take such measures to remediate Mold within the Premises as are recommended by Hillmann so as to enable Hillmann to issue its reinspection report indicating that all Mold in the Premises has been remediated in accordance with the recommendations of Hillmann (the “Final Report”; the obligations of Landlord set forth in this sentence are referred to herein as the “Mold Removal Obligations”). If Landlord has not delivered the Final Report to Tenant by November 25, 2013, Tenant shall receive a credit against the first Base Rent payable under this Lease (following completion of the Rent Abatement) for each day beyond November 25, 2013, until the date that Landlord delivers the Final Report to Tenant, in the amount of $1,731.17 per day. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or illness or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises resulting from any act or omission of Tenant or any Tenant Party. Landlord shall be responsible for the control of moisture and mold prevention in the Premises resulting from causes other than the acts or omissions of Tenant or any Tenant Party.

(iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Onyx Management Group, LLC (“Onyx”) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and insurance requirements and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within fifteen (15) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Onyx, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and disbursements and court costs) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(d) Signs. Landlord, at Landlord’s sole cost and expense, shall provide Tenant with a Building-standard suite identification sign at the entrance to the Premises. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with all Laws and insurance requirements and with the sign criteria promulgated by Landlord from time to time. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards or character of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus five percent (5%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice. Landlord shall maintain a main directory for the Building’s tenants and other occupants (which directory, from time to time, may be either manual or computerized), and provide Tenant with up to two (2) listings on such main directory (which listings may contain more than one name, if requested by Tenant). In Landlord’s reasonable discretion, Landlord may permit Tenant to have additional listings on said directory if requested by Tenant and Landlord determines space for such additional listings is available on said directory. Landlord, from time to time, shall, at Tenant’s expense, make such changes in the listing as Tenant shall request. If Tenant occupies at least two (2) full floors in the Building, subject to availability at such time, Tenant, at Tenant’s expense, shall be entitled to a listing on the next additional monument sign for the Complex, if any, that Landlord erects after the execution of this Lease by Landlord and Tenant.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law and all insurance requirements. If as a result of the population density within the Premises as a whole exceeding one person for each three hundred (300) rentable square feet in the Premises (the “Maximum Density”), rebalancing, repairs, modifications or supplements to the HVAC serving the Premises are required (“HVAC Corrective Work”), and Tenant requests that such HVAC Corrective Work be performed, the cost of the foregoing shall be borne solely by Tenant (to be reimbursed to Landlord within ten (10) days after Landlord’s delivery to Tenant of reasonable evidence of the cost thereof). Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises (except with respect to requirements existing as of the date of this Lease); and (b) Landlord shall bear the risk of complying with the Disabilities Acts to the extent applicable to the Premises as of the date of this Lease and in the Common Areas, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a use that results in such portion of the Premises having, on a regular basis, a population density greater than the Maximum Density, such as a high-density “call center”, any other high-density telemarketing use, or any high-density credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall not use or permit the storage of any explosives, fuel or other hazardous or inflammable materials within the Premises other than such materials and in such quantities which are normal and customary in office space of this type and in compliance with all applicable Laws and insurance requirements. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity which is not a Permitted Use, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises which is not a Permitted Use, or any act or omission by Tenant, or its agents, employees, representatives, or contractors which is not a Permitted Use, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Except as provided in Section 10(i) below, Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, other than encumbrances on Tenant’s interest in this Lease given as collateral (and encumbrances on collateral maintained by Tenant on the Premises) under Tenant’s credit agreement and related loan documents; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed Transfer is not a sublease occurring during the first (1st) year of the Lease Term, Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period and the proposed transferee: (1) is creditworthy in Landlord’s reasonable judgment; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof or any other party which enjoys sovereign immunity; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord immediately upon request for its actual out-of-pocket costs (including reasonable attorneys’ fees) incurred in connection with considering any request for consent to a Transfer, up to a maximum reimbursement of $2,500 per Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. In the event of an assignment of this Lease by Tenant or a subletting by Tenant of at least fifty percent (50%) of the area of the Premises, Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to such an assignment or subletting, cancel this Lease with respect to an assignment or cancel this Lease as to the portion of the Premises proposed to be sublet as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding anything herein to the contrary, Landlord shall have no right to cancel this Lease or any portion thereof pursuant to this Section 10(f) in connection with a Permitted Transfer (as hereinafter defined).

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.

(h) Adequate Assurance of Future Performance. Notwithstanding any restriction on assignment contained elsewhere in this Section 10, if the Tenant is permitted by any bankruptcy court or other court of competent jurisdiction to assign this Lease in any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Tenant, or any other similar action which may be taken by any trustee, receiver or liquidator of Tenant, the assignment shall be conditioned upon such assignee being required to satisfy all outstanding defaults, whether monetary or non-monetary, under this Lease, and providing Landlord with Adequate Assurance of Future Performance. For purposes hereof, the term “Adequate Assurance of Future Performance” shall mean (i) the delivery by such assignee to Landlord of all financial information necessary to establish, to Landlord’s reasonable satisfaction, that such assignee has a net worth (as determined in accordance with generally accepted accounting principles) acceptable to Landlord, and (ii) the delivery by such assignee to Landlord of security to secure the assignee’s obligations under this Lease, which security may take the form of any one or more of the following as determined by Landlord: (A) an unconditional and irrevocable letter of credit available on sight in an amount acceptable to Landlord, issued by a bank satisfactory to Landlord, which shall contain, among other things, a so-called “evergreen clause”, and which shall otherwise be acceptable in form and substance to Landlord, (B) delivery by such assignee to Landlord of a cash security deposit in an amount acceptable to Landlord, and/or (C) delivery by such assignee to Landlord of an unconditional guaranty of the Lease, in form and substance satisfactory to Landlord, from an entity having a net worth acceptable to Landlord.

(i) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord (and the provisions of paragraphs (b), (c), (d) and (f) of this Section 10 shall not apply to a Permitted Transfer):

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the creditworthiness and financial strength of the surviving or created entity is, in Landlord’s reasonable determination, sufficient to enable such entity to perform the obligations of Tenant under this Lease and is in no event substantially less than that of Tenant as of the date of execution of this Lease;

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets or stock if the creditworthiness and financial strength of the acquiring entity is, in Landlord’s reasonable determination, sufficient to enable such entity to perform the obligations of Tenant under this Lease and is in no event substantially less than that of Tenant as of the date of execution of this Lease;

(4) any entity of which Tenant or an Affiliate of Tenant is a partner or a venturer, so long as the creditworthiness and financial strength of such entity is, in Landlord’s reasonable determination, sufficient to enable such entity to perform the obligations of Tenant under this Lease and is in no event substantially less than that of Tenant as of the date of execution of this Lease; or

(5) any entity resulting from a public offering of Tenant.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease (except that the rental and, so long as no violation of any of the terms and provisions of this Lease is caused or permitted thereby, other obligations of a subtenant shall be as provided in such subtenant’s sublease), including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Complex. No later than ten (10) Business Days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the applicable terms of this Section 10.

(j) Permitted Occupants. Tenant shall be entitled, without Landlord’s consent, to allow the use and occupancy (including business operations), in conjunction with Tenant’s use and occupancy of the Premises under this Lease, of portions of the Premises by Affiliates of Tenant, and such use and occupancy shall not: (i) constitute a Transfer hereunder, (ii) require any consent of Landlord, and/or (iii) require the delivery of any notice, documentation or information regarding said use or occupancy to Landlord.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $5,000,000 per occurrence, which shall apply on a per location basis, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Onyx against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20 26 11 85 (or its equivalent); (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $5,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance covering the full value of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than Five Million Dollars ($5,000,000); (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(2)(C) or attributable to the prevention of access to the Building or Premises; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Requirements for $5,000,000 liability limits under the applicable policies set forth above may be satisfied through a combination of primary, umbrella and excess liability coverage. Tenant’s commercial general liability insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 11 85 (or its equivalent), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of five percent (5%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance having commercially reasonable limits and deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity.

(i) Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees and disbursements and court costs) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease or Tenant’s breach of any of its covenants or negative covenants under this Lease.

(ii) Subject to Section 11(c), and except to the extent occasioned by the negligence and/or willful misconduct of any Tenant Party, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees and disbursements and court costs) and all losses and damages caused by (1) the negligence or willful misconduct of any Landlord Party; or (2) a default by Landlord under this Lease.

(iii) The indemnities set forth in this Section 11(d) shall survive the expiration or earlier termination of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request of the indemnified party therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party in its reasonable discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. Provided that Landlord obtains an SNDA (as hereinafter defined) with respect thereto, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee, as the case may be, may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease, provided such Landlord’s Mortgagee provides a commercially reasonable SNDA.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. In the event of a Landlord default under this Lease, Landlord’s Mortgagee shall have the notice and cure rights described in the SNDA.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be (except as provided otherwise in the SNDA): (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any amendment or modification of this Lease which reduces the Base Rent or shortens the Term made without Landlord’s Mortgagee’s consent and written approval; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided Landlord’s Mortgagee the written notice and cure rights, if any, described in the SNDA relating to same. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) SNDA. Landlord (i) shall obtain from the current Landlord’s Mortgagee within sixty (60) days after the Commencement Date a commercially reasonable subordination, non-disturbance and attornment agreement with respect to this Lease (an “SNDA”), and (ii) shall request from any future Mortgagee a commercially reasonable SNDA. As to any future Landlord’s Mortgagee, in the absence of such an SNDA, this Lease shall not be subordinate to any such future Mortgage or Primary Lease. In the event of a conflict between the terms of this Section 12 and the terms of any SNDA, the terms of such SNDA shall control.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking (and Landlord shall return to Tenant any Rent theretofore paid by Tenant allocable to periods after the effective date of such termination).

(b) Partial Taking—Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking—Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall deliver to Tenant within forty-five (45) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the date of Tenant’s receipt of the Damage Notice (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. In addition, if the damage caused by the Casualty is not substantially repaired within the Repair Period, Tenant may, at Tenant’s option, deliver to Landlord notice of Tenant’s intention to terminate the Lease (“Tenant’s Casualty Termination Notice”), in which case, if the damage caused by the Casualty is not substantially repaired within sixty (60) days after the date of Landlord’s receipt of Tenant’s Casualty Termination Notice, this Lease shall expire and terminate as of the expiration of such sixty (60) day period.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements and any Alterations, Landlord shall not be required to repair or replace any betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If neither party elects to terminate this Lease as provided in this Section 15, and the substantial completion of Landlord’s restoration work does not occur within one hundred eighty (180) days (or, if longer, the period set forth in the Damage Notice) after the date of Tenant’s receipt of the Damage Notice, Tenant may, at any time after the expiration of such applicable period, but prior to the date Landlord’s restoration work is substantially completed, deliver to Landlord written notice to terminate this Lease, in which event this Lease shall terminate if the Premises are not restored within sixty (60) days after Landlord’s receipt of said notice. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after the same is due;

(b) Abandonment. Tenant abandons the Premises or any substantial portion thereof for one hundred eighty (180) consecutive days;

(c) Estoppel/Financial Statement. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); and such failure shall continue for ten (10) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a), and such failure shall continue for ten (10) consecutive calendar days after Tenant’s receipt of Landlord’s second (2nd) written notice thereof;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof (provided, however, if Tenant has commenced curing the aforesaid failure within the aforesaid thirty (30) day period and has diligently continued the pursuit of said cure, the aforesaid thirty (30) day period shall be extended to a period of time reasonably required to complete said cure); and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. In no event shall Landlord ever be obligated to relet or to attempt to relet the Premises or any part thereof while other space remains available for lease at the Complex; provided, however, that Landlord shall make commercially reasonable efforts to relet the Premises, taking into account the space then available or scheduled to become available for lease at the Complex, it being understood that Landlord shall be entitled to let and attempt to let space available or scheduled to become available at the Complex during the unexpired Term in preference to the Premises. In this regard, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor (except to the extent caused by Landlord’s negligence or willful misconduct), and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d) Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord the then-unamortized value, as reasonably determined by Landlord, of all leasing commissions, free rent, tenant improvement allowance and other inducements and/or transactional costs incurred by Landlord with respect to this Lease (to be amortized, at an interest rate reasonably determined by Landlord, over the Term from the commencement of Tenant’s obligation to pay Base Rent) and all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Lease, Landlord shall not be entitled to recover more than its actual damages suffered as a result of an Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. Intentionally deleted.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in the condition required to be maintained under this Lease, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant shall remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to (1) during the first thirty (30) days of any such holding over, one hundred seventy-five percent (175%) of the Base Rent payable during the last month of the Term; and (2) during any such holding over following the first thirty (30) days thereof, two hundred percent (200%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all loss, costs (including reasonable attorneys’ fees, disbursements and court costs) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises during Normal Business Hours (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building (provided, however, that, in exercising its rights under this Section 23(a), Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations in the Premises);

(b) Security. To take such reasonable security measures (which security measures shall be consistent with those provided by owners of similar office buildings located in the “Northern New Jersey” office market) as Landlord deems advisable (provided, however, that Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party within the Premises and that such security matters within the Premises are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Repairs and Maintenance. To enter the Premises during Normal Business Hours (except in the event of an emergency) after giving Tenant reasonable notice thereof (which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) to perform Landlord’s repair and maintenance obligations and rights under the Lease (provided, however, that, in exercising its rights under this Section 23(c), Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations in the Premises);

(d) Prospective Purchasers and Lenders. To enter the Premises during Normal Business Hours after giving Tenant reasonable notice thereof (which may be oral notice) to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises during Normal Business Hours after giving Tenant reasonable notice thereof (which may be oral notice) to show the Premises to prospective tenants.

24. Intentionally deleted.

25. Hazardous Materials.

(a) During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(j) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and all insurance requirements, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(j) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

(c) At any time and from time to time during the term of this Lease, Landlord may perform, at Landlord’s sole cost and expense (except as hereinafter provided), an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and, if such assessment reveals that Tenant is in violation of its obligations under this Section 25, the cost of such assessment shall be immediately due and payable by Tenant within thirty (30) days of receipt of an invoice therefor.

(d) Tenant will immediately advise Landlord in writing of its knowledge of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(j) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law or insurance requirement, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, communications with any insurance carriers relating to environmental matters regarding the Premises, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Tenant will not change or permit to be changed the present use of the Premises.

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) (1) Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the requirements of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and any amending and/or successor legislation and/or regulations thereto (the “Act”), and all rules, regulations, opinions, orders and directives issued or promulgated in connection with the Act by the New Jersey Department of Environmental Protection, as the same may be amended or substituted from time to time, to the extent such fulfillment, observance or compliance is required due to the nature of Tenant’s business or due to Tenant’s specific use and/or occupancy of, or any act or omission of Tenant or any Tenant Party in or about, the Premises. (The Act and all of said rules, regulations, ordinances, opinions, orders and directives, as the same may be amended from time to time, and any amending and/or successor legislation and/or regulations thereto, are hereinafter collectively referred to as “ISRA”.) Without limiting the generality of the foregoing, upon the written request of Landlord or the occurrence of a “Triggering Event” under ISRA, Tenant agrees to cooperate with Landlord in obtaining evidence of compliance with ISRA. Specifically in that regard, Tenant agrees that it shall (i) to the extent true, execute and deliver any affidavits, applications or other filings reasonably required by Landlord, (ii) allow inspections and testing of the Premises, and (iii) at Landlord’s expense, perform any requirement reasonably requested by Landlord as is necessary for the receipt of any such approval.

(2) Tenant represents and warrants to Landlord that it will conduct its operations at the Premises at all times during the Term of the Lease so that it is not deemed to be operating an Industrial Establishment within the Premises or so as to qualify for the exemption from the provisions of the Act set forth in N.J.A.C. 7:26B-2.1(b)2, or any successor regulation exempting administrative offices from the provisions of the Act (the “Office Exemption Regulation”). Tenant covenants and agrees that it will not do anything which will cause the Premises to become an Industrial Establishment during the Term of this Lease.

(3) Notwithstanding anything herein to the contrary, in the event the Premises become an Industrial Establishment as a result of the manner of Tenant’s use and/or occupancy thereof, then Tenant shall be solely responsible for any ISRA compliance pertaining to the Premises required due to the Premises becoming an Industrial Establishment hereunder; provided, however, that Tenant shall not be liable for the costs of any clean-up of Hazardous Materials at the Premises or the Complex except to the extent generated, used, treated, stored, handled, released or disposed of by Tenant or any Tenant Party.

(j) Tenant’s obligations and liabilities under this Article 25 shall survive (i) the expiration or earlier termination of this Lease even if the Tenant acquires title to the Premises, and (ii) any longer period during which Landlord remains responsible or liable for any Release or threat of Release of Hazardous Substances at the Premises arising from Tenant’s use of the Premises or any violations of Environmental Laws arising from or associated with Tenant’s use of the Premises.

(k) (a) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority, but shall not include lawful quantities, properly stored, of household cleaning products and or office supplies maintained for use at the Premises; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; the New Jersey Industrial Site Recovery Act, N.J.S.A. §§ 13:IK-6 et seq. (“ISRA”); the New Jersey Spill Compensation and Control Act, N.J.S.A. §§ 58:10-23.11 et. seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

(l) As between Landlord and Tenant, Landlord will be solely responsible for and will defend, indemnify and hold harmless Tenant from and against all claims, judgments, actions, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with (i) the generation, manufacture, refining, transportation, treatment, storage, handling and/or disposal by Landlord, Landlord’s agents, employees, contractors, invitees or other tenants of the Complex of Hazardous Materials in, on or about the Premises, the Building or the Complex, or (ii) the existence of any Hazardous Materials located in, on or about the Premises, the Building or the Complex prior to the Commencement Date of this Lease, including but not limited to all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials required as a result thereof. Landlord’s obligations under this subparagraph (l) will survive the termination of this Lease.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Newmark Grubb Knight Frank (“Broker”). Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses, attorneys’ fees and disbursements, liens and other liability for commissions or other compensation claimed by any broker or agent, other than Broker, claiming the same by, through, or under Tenant. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all costs, expenses, attorneys’ fees and disbursements, liens and other liability for commissions or other compensation claimed by any broker or agent, other than Broker, claiming the same by, through, or under Landlord. Landlord shall be solely responsible for payment of any commission or fee payable to Broker in connection with this Lease. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates. From time to time, but no more than twice in any twelve (12) month period, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording. Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) Business Days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord, within thirty (30) days after Landlord’s delivery to Tenant of a statement therefor, for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord (i) in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, so long as Landlord has provided Tenant with, and Tenant has approved, an estimate of such costs prior to incurring same, and (ii) in preparing the estimate of reasonable costs described in (i) above. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. Notwithstanding the foregoing, to the extent the Lease expressly provides for a maximum amount to be paid by Tenant with respect to any consent (for example, Section 10(c) relating to a Transfer), in no event shall Tenant be obligated to pay Landlord more than such maximum amount.

(s) Telecommunications. Except as provided hereafter, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent, subject to the availability of capacity and access therefor at the Building, shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, all telecommunications companies currently or in the future providing Telecommunication Services to the Building shall, subject to available capacity, have the right to access the Building for purposes of providing Telecommunications Services to the Premises. Landlord represents that as of the date hereof, Comcast, Verizon, DirectTV, AT&T, Towerstream and Cypress Communications all provide Telecommunications Services to the Building (and that Optimum Lightpath will be permitted access to the Building to provide Telecommunications Services by December 15, 2013). All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. Subject to the terms of this Section 26(s), and subject to the availability of access points in the Building, Landlord consents to Tenant’s use of the Building’s shared telephone switch and PBX through Cypress Communications, and, at no cost to Landlord, shall enter into an access agreement with Tenant’s preferred fiber provider.

(t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except to the extent required by applicable Law. Tenant may also disclose to anyone any of the terms and conditions of this Lease which become generally available to the public other than as a result of a disclosure by Tenant or any Tenant Party.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(v) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises

Exhibit B -	Description of the Land

Exhibit C -	Taxes

Exhibit D -	Tenant Finish-Work

Exhibit E -	Building Rules and Regulations

Exhibit F -	Form of Tenant Estoppel Certificate

Exhibit G -	Ancillary Space

Exhibit H -	Roof Rights

Exhibit I -	Renewal Option

Exhibit J -	Expansion Rights

Exhibit K -	Back-Up Generator

Exhibit L -	Janitorial Specifications

Exhibit M -	Tenant’s Reserved Parking Spaces

Exhibit N -	Form of Letter of Credit

SIGNATURE PAGE FOLLOWS

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	MEADOWS OFFICE, L.L.C., a Delaware limited liability company

	By:	MEADOWS OFFICE MM, LLC,
its managing member

		By:	/s/ John Saraceno
		Name:	John Saraceno
		Title:	Authorized Signatory
Execution Date: 11/15/13

TENANT:		KID BRANDS, INC.,
a New Jersey corporation

		By:	/s/ Kerry Carr
Name: Kerry Carr
Title: EVP- COO & CFO
Execution Date: 11/15/13

EXHIBIT A

OUTLINE OF PREMISES

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EXHIBIT B

DESCRIPTION OF THE LAND

All that certain land and premises located in the Borough of Rutherford, County of Bergen and State of New Jersey, bound and described as follows:

Beginning at a point which is the following courses from the intersection of the Southerly right-of-way line of Borough Street (60 feet wide) and the Westerly right-of-way line of Veterans Boulevard (80 feet wide) and running thence,

(A)	South 25 degrees 45 minutes 24 seconds West, 266.34 feet along Veterans Boulevard to a point of curvature; thence,

(B)	Still along Veterans Boulevard, on a curve to the left with a radius of 380.00 feet, an arc distance of 80.25 feet to a point of tangency; thence,

(C)	Still along Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 201.35 feet to the true point and place of beginning and running thence,

(1)	Along the right-of-way line of Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 53.00 feet to a point; thence,

(2)	North 53 degrees 54 minutes 35 seconds West, 12.19 feet to a point; thence,

(3)	South 21 degrees 46 minutes 54 seconds West, 50.55 feet to a point; thence,

(4)	South 54 degrees 23 minutes 06 seconds East, 19.85 feet to a point; thence,

(5)	Along the right-of-way line of Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 235.43 feet to a point; thence,

(6)	Leaving the sideline of said Veterans Boulevard, South 33 degrees 48 minutes 00 seconds West, 341.36 feet to a point; thence,

(7)	South 58 degrees 39 minutes 30 seconds West, 144.19 feet to a point; thence,

(8)	South 31 degrees 20 minutes 30 seconds East, 60.30 feet to a point; thence,

(9)	South 58 degrees 39 minutes 30 seconds West, 9.55 feet to a point; thence,

(10)	South 31 degrees 20 minutes 30 seconds East, 9.80 feet to a point; thence,

(11)	South 58 degrees 39 minutes 30 seconds West, 278.19 feet to a point; thence,

1

(12)	Along lands of the State of New Jersey used for highway purposes, on a curve to the right with a radius of 885.00 feet, an arc distance of 66.14 feet to a point of tangency, said curve has a chord bearing of North 04 degrees 32 minutes 08 seconds West, 66.13 feet; thence,

(13)	Still along said lands, North 02 degrees 23 minutes 48 seconds East, 230.12 feet to a point; thence,

(14)	Still along said lands, North 83 degrees 23 minutes 02 seconds West, 18.21 feet to a point; thence,

(15)	Still along said lands, on a curve to the right with a radius of 2078.00 feet, an arc distance of 430.05 feet to a point of compound curvature, said curve has a chord bearing of North 09 degrees 12 minutes 36 seconds East, 429.28 feet; thence,

(16)	Still along said lands, on a curve to the right with a radius of 9939.00 feet, an arc distance of 77.63 feet to a point of tangency; thence,

(17)	Still along said lands, North 15 degrees 35 minutes 10 seconds East, 231.34 feet to a point; thence,

(18)	Leaving lands of the State of New Jersey, on a curve to the left with a radius of 55.00 feet, an arc distance of 83.89 feet to a point of reverse curvature, said curve has a chord bearing of South 66 degrees 26 minutes 58 seconds East, 75.99 feet; thence,

(19)	On a curve to the right with a radius of 225.00 feet, an arc distance of 243.69 feet to a point, said curve has a chord bearing of South 79 degrees 07 minutes 07 seconds East, 231.95 feet; thence,

(20)	South 76 degrees 20 minutes 36 seconds East, 192.42 feet to the point or place of beginning.

BEING known as Lot 2 in Block 219 on the official Tax Map of the Borough of Rutherford, Bergen County, New Jersey.

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EXHIBIT C

TAXES

1. Taxes Payable by Tenant. Tenant shall only pay Tenant’s Proportionate Share of any increase, if any, in Taxes for each year and partial year falling within the Term over the Taxes for the calendar year 2014 (the “Base Year”); provided, however, that Tenant shall not be required to make any payment allocable to the period prior to: (i) the first (1st) anniversary of the Commencement Date; or (ii) the expiration of calendar year 2014. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any calendar year or part thereof during the Term after the Base Year. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Taxes payable by Tenant for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Taxes to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Taxes payable by Tenant for such year as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each calendar year. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). The Taxes on the entire Project shall be allocated among the separate buildings (including the Building) in the Complex, as reasonably determined by Landlord, and only the portion of the Taxes so allocated to the Building shall be included in “Taxes” for purposes of this Exhibit C. As of the date of this Lease, the Taxes on the Project (which consist of Taxes on the Land, on which are located the Building and the 201 Building of the Meadows Office Complex, and Taxes on Tax Lots 1 and 3, Block 219, of the Borough of Rutherford, on which are located parking facilities and other Common Areas of the Project) are allocated between such buildings in proportion to the total rentable square footage contained in each building. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project, provided such contest is successful. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement. If Landlord shall receive a refund of Taxes for any year in respect of which Tenant has made a Taxes payment, Landlord shall either pay to Tenant or credit against the next Rent due hereunder Tenant’s Proportionate Share of the amount of such refund less the reasonable actual out-of-pocket costs, if any, incurred by Landlord in obtaining such refund (up to a maximum refund to Tenant of the amount of Tenant’s Taxes payment for such year).

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2. Tax Statement. Following the end of each calendar year, Landlord shall furnish to Tenant a statement of the Taxes for the previous year (the “Tax Statement”). If Tenant’s estimated payments of Taxes under this Exhibit C for the year covered by the Tax Statement exceed Tenant’s share of such items as indicated in the Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Taxes under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Tax Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Tenant, at Tenant’s written request from time to time, shall be entitled to review Landlord’s records relating to the Taxes payable with respect to the Project and the Complex, including but not limited to copies of Tax bills and notices of assessment.

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EXHIBIT D

TENANT FINISH-WORK

Upon Landlord’s delivery of possession of the Premises to Tenant in the condition required under the Lease, Tenant shall accept the Premises in such condition as of the Commencement Date and shall be solely responsible for constructing all improvements in the Premises required for Tenant’s operation of its business therein. Subject to, upon and in accordance with the following provisions of this Exhibit D, Tenant, as hereinafter provided, shall perform the work needed to prepare the Premises for Tenant’s initial occupancy thereof (such work being herein called the “Initial Tenant Work”):

1. Tenant shall submit to Landlord, for Landlord’s approval, a complete and coordinated set of working, finished and detailed construction and engineering drawings and specifications for the Initial Tenant Work (such drawings and specifications are herein collectively called the “Initial Tenant Work Plans”), which Initial Tenant Work Plans shall (i) comply with applicable Law and, at a minimum, Building standards, and (ii) be sealed by a licensed architect and suitable for the issuance of any required building permit. Landlord’s approval of the Initial Tenant Work Plans shall not be unreasonably withheld, conditioned or delayed, unless the work described thereon either (x) affects the exterior (including the appearance) of the Building or any other portion of the Building outside of the Premises, (y) is structural or affects the Building’s Structure, or (z) affects the usage or the proper functioning of the Building’s Systems or any part thereof. If Landlord withholds its approval of the Initial Tenant Work Plans pursuant to the immediately preceding sentence, Landlord shall give Tenant written notice thereof within ten (10) Business Days after Landlord’s receipt of the Initial Tenant Work Plans, which notice shall include Landlord’s reasonable reasons for withholding such approval, whereupon Tenant shall revise the Initial Tenant Work Plans so as to satisfy the reasons for which Landlord so withheld its approval and shall resubmit such revised Initial Tenant Work Plans to Landlord, for Landlord’s approval, as provided above until approved or deemed approved by Landlord. If Landlord withholds its approval of any resubmitted Initial Tenant Work Plans, Landlord shall give Tenant written notice thereof within ten (10) Business Days after its receipt of the resubmitted Initial Tenant Work Plans, which notice shall include Landlord’s reasonable reasons for withholding such approval. In the event Landlord fails to deliver any of the aforesaid notices to Tenant within the aforesaid ten (10) Business Day period, the Initial Tenant Work Plans (or resubmitted Initial Tenant Work Plans, as applicable) shall be deemed approved.

2. Tenant, promptly after Landlord’s approval of the Initial Tenant Work Plans, shall apply to the appropriate governmental authorities for any building permit(s) which shall be required in connection with Tenant’s performance of the Initial Tenant Work.

3. Tenant, promptly after the issuance of any building permit(s) which shall be required in connection with Tenant’s performance of the Initial Tenant Work, shall commence to perform the Initial Tenant Work, and thereafter diligently prosecute the Initial Tenant Work to completion. Tenant shall perform the Initial Tenant Work in accordance with the approved Initial Tenant Work Plans, in compliance with all applicable Laws, and otherwise in a good and workmanlike manner.

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4. Tenant shall arrange for any inspections, and shall apply for and obtain any certificate of occupancy, required by any governmental authority with respect to the Initial Tenant Work.

5. Tenant shall pay for all costs incurred in connection with completion of the Initial Tenant Work. Notwithstanding the foregoing, within thirty (30) days after the Commencement Date, Landlord shall pay to Tenant the amount of One Million Sixty Thousand Eight Hundred and 00/100 Dollars $1,060,800.00 (i.e., $40.00 per rentable square foot of the Premises), to be used by Tenant to pay the actual out-of pocket costs incurred by Tenant in connection with the Initial Tenant Work, including (i) architectural, engineering and other costs for preparation of plans and permit and inspection fees and other costs associated with obtaining necessary permits and approvals, and moving costs (“Soft Costs”), (ii) costs of materials and labor, (iii) costs incurred by Tenant in connection with Tenant’s acquisition and installation of furniture and equipment in the Premises, and (iv) the supervisory fee to be paid to Landlord’s Construction Manager pursuant to Section 8(a) of the Lease (which supervisory fee, with respect to the Initial Tenant Work, (a) shall not be applicable to Soft Costs and (b) shall not exceed $25,000.00). Upon completion of the Initial Tenant Work, Tenant shall furnish to Landlord (i) contractors’, subcontractors’ and material suppliers’ waivers of liens covering all of the Initial Tenant Work; (ii) the final certificate of occupancy for the Initial Tenant Work; and (iii) final “as-built” drawings of the Initial Tenant Work in AutoCAD format.

6. Except as otherwise provided in this Exhibit D, all requirements of Section 8(a) of this Lease applicable to the construction of Alterations by or on behalf of Tenant shall apply to Tenant’s construction of the Initial Tenant Work. Tenant shall be required to use Landlord’s designated contractors for mechanical, electrical and life safety work.

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

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8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

15. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

16. Tenant shall have access to and use of, at all times, the freight elevator, subject to Landlord’s rules and regulations governing the use thereof.

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between             , a             , as Landlord, and the undersigned as Tenant, for the Premises on the             floor(s) of the industrial building located at             ,             and commonly known as             , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of             , 200            between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):             .

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on             , 200    , and the Term expires, excluding any renewal options, on             , 200    , and, other than as expressly set forth in the Lease, Tenant has no options to renew or extend the Term or to purchase all or any part of the Premises or the Building or to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease (which is comprised of [x] rentable square feet) and Tenant has not assigned the Lease or transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all additional rent and all monthly installments of estimated additional rent have been paid when due through             . The current monthly installment of Base Rent is $            .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to the undersigned’s knowledge, Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

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7. As of the date hereof, to the undersigned’s knowledge, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and, to the undersigned’s knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing or expressly permitted under the Lease and used in compliance with all applicable laws and insurance requirements and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

13. The Premises have been delivered to Tenant in the condition required under the Lease.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of             , 201    .

TENANT:

,

a

By:

Name/Title:

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EXHIBIT G

ANCILLARY SPACE

So long as this Lease is in effect, Tenant shall be entitled to store personal property of Tenant and perform its business operations in the area identified on Schedule I attached to this Exhibit, such area being known as Suite 203 located on the second (2nd) floor of the Building and containing approximately 2,063 rentable square feet (the “Ancillary Space”) on the following terms:

(a) The Ancillary Space may be used for the storage of Tenant’s (but no one else’s) non-hazardous equipment and other personal property and for its business operations;

(b) Except as hereinafter provided, the Ancillary Space is being delivered vacant and broom clean, and otherwise “AS IS”. Promptly after the execution of this Lease, Landlord shall construct demising walls as required to deliver the Ancillary Space as a single demised unit. The performance of such work by Landlord shall not affect the Commencement Date of this Lease with respect to the Premises; provided, however, that Landlord shall deliver the Ancillary Space to Tenant not later than thirty (30) days after the Commencement Date. Except for the work described above in this subparagraph (b), Tenant acknowledges that Landlord has no obligation to perform any work in the Ancillary Space prior to the delivery of the Ancillary Space to Tenant;

(c) Tenant may not make any alterations of any nature whatsoever to the Ancillary Space without Landlord’s prior consent, such consent not to be unreasonably withheld, conditioned or delayed, and such alterations to be made only in accordance with the applicable provisions of the Lease;

(d) Landlord shall not be required to provide any cleaning to the portions of the Ancillary Space used for storage purposes. Except as provided in the preceding sentence, Landlord shall provide to the Ancillary Space the services described in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 7(a) of the Lease; Tenant shall pay the cost of electricity provided to the Ancillary Space as provided in said Section 7(a) (provided, however, that the cost of said electricity shall be $1.25 per rentable square foot rather than $1.75 per rentable square foot);

(e) Tenant shall not use any electricity in excess of the parameters therefor set forth in Section 7(a) of the Lease in the Ancillary Space;

(f) Tenant shall have the same rights with respect to a Landlord Controlled Interruption affecting the Ancillary Space as are provided with respect to the Premises pursuant to Section 7(b) of the Lease;

(g) Intentionally deleted.

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(h) Landlord shall have the right to substitute for the Ancillary Space other suitable space in the Building which is similar to the Ancillary Space, upon reasonable notice to Tenant, in which case Landlord shall pay all actual out-of-pocket costs incurred by Tenant in connection with said relocation;

(i) Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove all its personal property and equipment from the Ancillary Space, leaving same in broom clean condition. Anything left in the Ancillary Space shall be deemed abandoned and may be discarded by Landlord;

(j) Landlord shall perform its obligations under Section 8(b)(i) of the Lease with respect to the Ancillary Space, to the extent applicable thereto;

(k) The provisions of Sections 15(c) and (d) of the Lease shall apply to a Casualty affecting the Ancillary Space;

(l) The provisions of Section 22 of the Lease shall be applicable to a holdover by Tenant of the Ancillary Space after the expiration of the Term;

(m) Landlord’s and Tenant’s respective obligations under the last three (3) sentences of Section 8(b)(ii) of the Lease shall be applicable to the Ancillary Space;

(n) All of Tenant’s obligations (other than the payment of Rent (including but not limited to Taxes), except (A) as provided in subparagraph (o) of this Exhibit, and (B) electricity costs, as provided in subparagraph (d) of this Exhibit) with respect to the Premises under the Lease shall be applicable to the Ancillary Space;

(o) Tenant shall pay to Landlord in advance, as Rent for the Ancillary Space, Three Thousand Four Hundred Thirty-Eight and 33/100 Dollars ($3,438.33) for each full or partial month during which the lease of the Ancillary Space remains in effect, commencing as of Tenant’s initial occupancy of the Ancillary Space for any purpose; such monthly payment to increase on each anniversary of such initial occupancy to an amount equal to 102.5% of the monthly payment amount in effect immediately prior to such increase; and

(p) Except for Landlord’s obligations under Exhibit D, Landlord’s Mold Removal Obligations, Landlord’s obligation to provide the Rent Abatement, and/or as otherwise provided in this Exhibit G, all of Landlord’s obligations with respect to the Premises under the Lease shall be applicable to the Ancillary Space. With respect to the Ancillary Space, in the event of a conflict between the terms and provisions of this Exhibit G and the terms and provisions of the body of the Lease, the terms and provisions of this Exhibit G shall prevail.

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SCHEDULE I

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EXHIBIT H

ROOF RIGHTS

Tenant shall, during the Term of this Lease, subject to the availability of adequate space therefor (as reasonably determined by Landlord), be entitled to erect, install and maintain a satellite dish and/or antenna reasonably acceptable to Landlord (“Tenant’s Rooftop Equipment”) at location(s) to be designated by Landlord, subject to the following conditions:

(a) Tenant shall provide, install and maintain Tenant’s Rooftop Equipment at its sole cost and expense.

(b) Tenant shall, before erecting or installing any of Tenant’s Rooftop Equipment, submit to Landlord for Landlord’s review and approval plans and specifications for installing such Tenant’s Rooftop Equipment.

(c) Neither the installation nor the removal of Tenant’s Rooftop Equipment shall affect any warranty then in place relating to the roof of the Building. If required by Landlord, Tenant shall use Landlord’s designated roofing contractor to install and/or remove Tenant’s Rooftop Equipment.

(d) The installation and/or erection of Tenant’s Rooftop Equipment shall be performed in a good and workmanlike manner and in accordance with any reasonable directions of Landlord relating thereto.

(e) Tenant shall obtain at its expense all necessary permits and approvals that may be required from any governmental or quasi-governmental authority having jurisdiction with respect to the installation, erection and/or maintenance of Tenant’s Rooftop Equipment.

(f) Tenant’s Rooftop Equipment shall be deemed an Alteration, and Tenant shall comply with the requirements of Section 8(a) of this Lease relating to the construction or installation of Alterations by Tenant.

(g) In installing and/or erecting Tenant’s Rooftop Equipment, Tenant shall not unreasonably interfere with Landlord’s operation of the Building or the rights of any other tenants of the Building.

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(h) Tenant shall cause Tenant’s Rooftop Equipment and the electromagnetic energy, if any, emitted therefrom to comply with all applicable legal requirements, including but not limited to regulations promulgated by the Federal Communications Commission (the “FCC”). Prior to installing Tenant’s Rooftop Equipment, Tenant shall deliver to Landlord (and to any party designated by Landlord) an evaluation of the radio frequency energy emissions, demonstrating that the Building, following installation of Tenant’s Rooftop Equipment, will comply with the radio frequency exposure limits (“RF Exposure Limits”) promulgated by the FCC under 47 C.F.R. Section 1.1307, et seq., as amended (the “RF Emissions Regulations”). Tenant shall operate Tenant’s Rooftop Equipment in compliance with the RF Emissions Regulations. If, due to the installation, operation or maintenance of Tenant’s Rooftop Equipment, the Building fails to comply with the RF Exposure Limits, then Tenant shall take commercially reasonable steps to bring the Building into compliance, including but not limited to the preparation and filing of any required Environmental Assessments (“EAs”) and modifications of Tenant’s Rooftop Equipment; provided, that if compliance cannot be established within thirty (30) days after Tenant’s receipt of notice of noncompliance, or if Tenant cannot provide solutions acceptable to other parties then creating RF Emissions at the Building, then (a) if Tenant has not yet installed Tenant’s Rooftop Equipment, Tenant shall not be entitled to install and operate Tenant’s Rooftop Equipment, or (b) if Tenant has installed Tenant’s Rooftop Equipment, Tenant shall immediately cease operating Tenant’s Rooftop Equipment until an acceptable solution is found. In the event of Tenant’s violation of this subparagraph (viii), Landlord shall be entitled to immediate and continuing injunctive relief to eliminate such violation, in addition to any other remedies available at law or in equity.

(i) Tenant shall remove Tenant’s Rooftop Equipment and all wiring or other equipment related thereto from the Building in a good and workmanlike manner at the expiration or sooner termination of the Lease, and shall restore any portion of the Building damaged in connection with such removal to the condition it was in prior to the erection or installation of Tenant’s Rooftop Equipment and/or said wiring or other equipment.

(j) Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s agents and employees with respect to any liability (including but not limited to liability for personal injury or death) that may arise in connection with the installation, erection, maintenance or operation of Tenant’s Rooftop Equipment.

(k) If any transmissions to or from Tenant’s Rooftop Equipment interfere with transmissions sent or received by satellite dishes or antennae of other tenants of the Building or any other building located on the Land in existence prior to Tenant’s installation or erection of Tenant’s Rooftop Equipment, Tenant will take all measures necessary to eliminate such interference.

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EXHIBIT I

RENEWAL OPTION

1. Tenant, provided this Lease shall then be in full force and effect, shall have the option (herein called a “Renewal Option”) to extend the Term for an additional five (5) year period (the “Renewal Term”), which Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the fifth (5th) anniversary of the Expiration Date (such anniversary being herein called the “Renewal Expiration Date”). The Renewal Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called the “Renewal Notice”), which notice shall be received by Landlord not later than the date that is twelve (12) months prior, nor earlier than the date that is fifteen (15) months prior, to the Expiration Date (time being of the essence). Landlord, at its option, may render the Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in default under this Lease beyond any applicable notice and/or cure period.

2. If Tenant exercises the Renewal Option in accordance with the terms set forth above, then this Lease shall thereupon be extended for the Renewal Term upon all the same terms, covenants and conditions as are contained in this Lease and applicable prior to the Renewal Term, except that for, and during, the Renewal Term: (1) the Base Rent shall be initially set at the greater of (A) 1.025 times the annual Base Rent in effect immediately prior to the commencement of the Renewal Term or (B) the Renewal Term Base Rent (as hereinafter defined) for the Renewal Term, as determined as hereinafter set forth; (2) the Expiration Date shall be the Renewal Expiration Date; (3) any provisions of this Lease setting forth (i) workletter or other work obligations of Landlord, (ii) work allowances or contributions to be made by Landlord or (iii) abatements of Rent, shall not apply; and (4) the provisions of Section 1 above relating to the exercise of any further Renewal Option shall not be applicable. On each anniversary of the first day of the Renewal Term, the annual Base Rent shall be adjusted to equal 1.025 times the annual Base Rent in effect during the preceding twelve (12) month period, which annual increase in Base Rent the parties acknowledge shall be in lieu of Tenant’s payment of increases in operating expenses, common utilities and insurance costs.

3. (a) As used herein, the term “Renewal Term Base Rent” for the Renewal Term shall mean a Base Rent payable at a per annum rate equal to the product of (i) the Renewal Fair Market Base Rent for such Renewal Term, multiplied by (ii) the number of rentable square feet in the Premises.

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(b) As used herein, the term “Renewal Fair Market Base Rent” for the Renewal Term shall mean the Base Rent, per rentable square foot per annum, that a willing tenant (of Tenant’s financial strength and operational history) would pay and a willing landlord would accept for a hypothetical renewal lease of the Premises having a 5-year term (commencing with the commencement of the Renewal Term), and providing for fixed annual rent throughout such term on either, at Landlord’s option, a level payment basis or with periodic step-ups in Base Rent, assuming: (i) that the Premises were being demised by such hypothetical renewal lease in their “as is” condition as of the date that Tenant exercised the Renewal Option; (ii) that the terms of such hypothetical renewal lease would (x) include a work allowance or contribution to be paid by such willing landlord to such willing tenant in an amount equal to the amount, if any, that Landlord in its Initial Renewal Rent Notice (as hereinafter defined) has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), (y) include a free rent period during which such willing tenant would not pay any Base Rent having a duration equal to the free rent period, if any, that Landlord in its Initial Renewal Rent Notice has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period), and (z) otherwise be the same terms and conditions as are provided for in this Lease for the Renewal Term; and (iii) that such willing landlord would be paying a brokerage commission in respect of such hypothetical renewal lease equal to the brokerage commission, if any, payable by Landlord to any broker to whom a commission may be owing in connection with the Renewal Term.

(c) During the thirty (30) day period (the “Renewal Initial Period”) following Tenant’s exercise of the Renewal Option (i.e., after Landlord’s receipt of the Renewal Notice), Landlord and Tenant shall attempt to agree upon the Renewal Term Base Rent for the Renewal Term (including any concessions to be provided in connection therewith), and prior to the expiration of the Renewal Initial Period Landlord shall give Tenant written notice (the “Initial Renewal Rent Notice”) containing (i) Landlord’s determination of the Renewal Term Base Rent for the Renewal Term, including Landlord determination of the Renewal Fair Market Base Rent (“Landlord’s Renewal Rent Determination”), (ii) the amount of any work allowance or contribution that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), and (iii) the duration of any free rent period that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period). If Landlord and Tenant fail to agree upon the Renewal Term Base Rent for the Renewal Term within the Renewal Initial Period, then Tenant may, by written notice received by Landlord before the expiration of thirty (30) days after the expiration of the Renewal Initial Period, elect either (1) to withdraw its Renewal Notice (a “Renewal Withdrawal Notice”), in which case Tenant’s exercise of the Renewal Option shall be null and void, or (2) to have the Renewal Term Base Rent for the Renewal Term determined by appraisal in accordance with the provisions set forth in Section 6 of this Exhibit I (a “Renewal Appraisal Notice”). If Landlord does not receive a Renewal Withdrawal Notice or a Renewal Appraisal Notice from Tenant before the expiration of such thirty (30) day period, Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Base Rent for the Renewal Term shall equal Landlord’s Renewal Rent Determination.

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(d) If, as of the first day of the Renewal Term, the Renewal Term Base Rent shall not have been finally determined, then (i) for the period from the commencement of the Renewal Term until the date that the Renewal Term Base Rent is finally determined (herein called the “Renewal Pre-Determination Period”), Tenant shall make payments, on account of the Renewal Term Base Rent for the Renewal Term (as and when Base Rent is payable under this Lease), in an amount equal to the Base Rent in effect immediately prior to the commencement of the Renewal Term, and (ii) if, upon the final determination of the Renewal Term Base Rent for the Renewal Term, the payments made by Tenant on account of the Renewal Term Base Rent for the Renewal Term during the Renewal Pre-Determination Period were different than the Renewal Term Base Rent for the Renewal Term, then (A) Tenant shall pay to Landlord the amount of any deficiency within thirty (30) days after demand therefor, or (B) Landlord shall credit to Tenant the amount of any overpayment against the next Rent thereafter due. Tenant shall be provided the work allowance, if any, and free rent period, if any, set forth in the Initial Renewal Rent Notice. Any such free rent period shall commence on the first (1st) day of the Renewal Term. Any such work allowance shall be paid to Tenant on account of Alterations performed by Tenant in the Premises in accordance with this Lease during the Renewal Term, upon Tenant’s delivery to Landlord of invoices for such Alterations and proof of payment thereof and that no construction liens have been filed in connection therewith.

4. Landlord and Tenant shall execute, acknowledge and deliver to each other an amendment to the Lease confirming any terms and conditions of this Lease applicable to the Renewal Option or the Renewal Term, including without limitation whether or not the Renewal Option has been exercised and the Renewal Term Base Rent for the Renewal Term, but any failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the Renewal Term or any of the provisions of this Section 4 of this Exhibit I.

5. Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

6. If Tenant shall serve upon Landlord, within the time and in the manner required under this Exhibit, a Renewal Appraisal Notice, then the Renewal Term Base Rent shall be determined by appraisal in accordance with the following:

(a) Tenant, by designation in the Renewal Appraisal Notice, shall appoint an appraiser (“Tenant’s Appraiser”). Landlord or Tenant shall furnish to Tenant’s Appraiser a copy of the Initial Renewal Rent Notice. Tenant shall deliver to Landlord the written good-faith determination of Tenant’s Appraiser of the Renewal Fair Market Base Rent (“Tenant’s Renewal Rent Determination”), based upon the parameters set forth in Section 3(b) of this Exhibit, within thirty (30) days after Landlord provides Tenant’s Appraiser with all information reasonably requested by Tenant’s Appraiser in connection with its preparation of Tenant’s Renewal Rent Determination. If Tenant fails to deliver to Landlord Tenant’s Renewal Rent Determination before the expiration of such thirty (30) day period, then Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Base Rent shall equal the Renewal Term Base Rent set forth in Landlord’s Renewal Rent Determination.

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(b) Provided Landlord has received Tenant’s Renewal Rent Determination within the time set forth in Paragraph (a) above, Landlord and Tenant’s Appraiser, within fifteen (15) days after Landlord’s receipt of the Tenant’s Renewal Rent Determination, shall jointly appoint a mutually agreeable second appraiser who shall be impartial (herein called the “Final Appraiser”) and notify Tenant thereof. If Landlord and Tenant’s Appraiser fail to agree upon and appoint the Final Appraiser within such 15-day period, then either Landlord or Tenant may request that the American Arbitration Association (“AAA”) appoint the Final Appraiser within ten (10) days after such request, and both parties shall be bound by any appointment so made within such 10-day period. If the Final Appraiser shall not have been appointed within such 10-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Final Appraiser shall subscribe and swear to an oath to fairly and impartially perform his duties hereunder.

(c) Within fifteen (15) days after the appointment of the Final Appraiser, Landlord shall submit a copy of the Initial Renewal Rent Notice to the Final Appraiser, and Tenant shall submit a copy of Tenant’s Renewal Rent Determination to the Final Appraiser. If either Landlord or Tenant shall fail to submit such materials in accordance with the provisions of this Paragraph (c), then the Final Appraiser shall notify any party which failed to submit its required materials of its failure (which notice shall refer specifically to this Paragraph 6(c) of this Exhibit I), and if, in such event, the failing party does not, within a period of ten (10) days after its receipt of such notice, submit its required materials, then (i) if Tenant failed to so submit its required materials, the Renewal Term Base Rent shall be the amount thereof set forth in Landlord’s Renewal Rent Determination, or (ii) if Landlord failed to so submit its required materials, the Renewal Term Base Rent shall be determined using the Renewal Fair Market Base Rent set forth in Tenant’s Renewal Rent Determination, and any such determination shall be conclusive and binding upon both Landlord and Tenant.

(d) If both Landlord and Tenant submit their respective required materials in accordance with the provisions of Paragraph (c) above, then the Final Appraiser, within twenty (20) days after its receipt of both sets of required materials, shall select which of Landlord’s Renewal Rent Determination or Tenant’s Renewal Rent Determination, in his opinion, more accurately reflects the Renewal Fair Market Base Rent, and shall notify Landlord and Tenant of such selection in writing. The Renewal Fair Market Base Rent set forth in the selected Fair Market Determination shall be used to determine the Renewal Term Base Rent, and such determination shall be conclusive and binding upon both Landlord and Tenant.

(e) The fees and expenses of any such appraisal process shall be borne by the parties equally, except that Landlord shall bear the expense, if any, of the Initial Renewal Rent Notice and Tenant shall bear the expense of Tenant’s Appraiser, and each party shall bear the expense of its attorneys and experts.

(f) Tenant’s Appraiser and the Final Appraiser each shall be a disinterested person of at least ten (10) years’ experience as a real estate appraiser in the State of New Jersey who shall be a member of the “MAI” society of appraisers and shall have had experience as a broker or appraiser of first-class commercial office real estate in the “Meadowlands, New Jersey” office market.

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(g) It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Renewal Fair Market Base Rent shall be based solely on the definition thereof as set forth in Section (b) of this Exhibit I, including the assumptions and criteria set forth in such definitions, taking into account the Meadowlands, New Jersey, office leasing submarket. The appraisers shall not have the power to add to, modify or change any such definitions or any other provisions of this Exhibit, and the jurisdiction of the appraisers is accordingly limited.

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EXHIBIT J

EXPANSION RIGHTS

1. Provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, Tenant shall be entitled, by written notice to Landlord given at any time prior to the expiration of twelve (12) months after the Commencement Date, to notify Landlord that Tenant desires to lease additional space in the Building (up to a total additional rentable square footage, including all space previously leased by Tenant pursuant to this paragraph 1, of not more than 13,125 rentable square feet (the “RSF Limit”)), whereupon Landlord shall notify Tenant in writing of the then-available areas in the Building, if any, consisting of single contiguous unit(s) that will accommodate Tenant’s expansion requirements as set forth in Tenant’s notice (“Landlord’s Availability Notice”). Within five (5) Business Days after receipt of Landlord’s Availability Notice, Tenant shall notify Landlord in writing (an “Option Notice”) of the area, if any, set forth in Landlord’s Availability Notice (but not exceeding the RSF Limit) that Tenant has elected to Lease pursuant to this paragraph 1 (an “Option Area”). If Tenant timely an properly delivers to Landlord an Option Notice, Landlord and Tenant shall enter into an amendment to this Lease pursuant to which (i) the Option Area shall be added to and become a part of the Premises for the remainder of the Term, (ii) the Base Rent per rentable square foot for the Option Area shall be at the same rates applicable to the balance of the Premises, as and when adjusted from time to time during the Term (including not being required to pay Base Rent for the first twenty-two (22) months of the Term applicable to the Option Area as set forth in the Basic Lease Information), (iii) the Option Area shall be delivered to Tenant vacant and broom clean and free of outstanding violations of Laws applicable thereto, and otherwise in it then “AS IS” condition, and the provisions of Exhibit D of this Lease shall be applicable thereto (except the amount of the Tenant Allowance with respect to the option period shall equal the product of (A) the number of rentable square feet in the Option Area, times (B) $40.00. Landlord and Tenant shall enter into an amendment to this Lease memorializing such terms in a form prepared by Landlord and reasonably acceptable to Tenant.

2. With respect to any portion of the fifth (5th) floor of the Building not included in the Premises that is contiguous with the Premises, and that is now or hereafter leased to a third party, in the event that, prior to the expiration of the one hundred sixth (106th) Lease Month, any such area under lease becomes available for lease to a party other than the existing tenant thereof, and no other tenant of the Building having an option or preferential right with respect to such area which was granted prior to the execution of this Lease by Landlord and Tenant exercises such option or preferential right with respect to such area, Landlord will notify Tenant of the availability of such area and the terms upon which Landlord is willing to lease such area. In such event, Tenant may, if it so desires, notify Landlord, within ten (10) Business Days after receipt of such notice from Landlord, that Tenant desires to lease the area in question, whereupon Landlord will enter into discussions with Tenant regarding the possibility of Tenant so leasing such area. Landlord shall not be obligated by this provision to enter into a lease with Tenant with respect to any such area or to negotiate with Tenant with respect to the possible lease of any such area to the exclusion of other potential tenants. The purpose of this provision is merely to assure Tenant that Tenant will be made aware of the existence of newly available portions of the fifth (5th) floor of the Building contiguous with the Premises that are now or hereafter leased to third parties when such space becomes available.

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EXHIBIT K

BACK-UP GENERATOR

Tenant shall be permitted, at Tenant’s sole cost and expense, and subject and in accordance with this Exhibit K, to install at a location reasonably designated by Landlord either on the roof of the Building or on the “generator pad farm” adjacent to the Building, a pad-mounted emergency generator to provide emergency electricity to the Premises (“Tenant’s Emergency Generator”). Tenant’s Emergency Generator shall constitute an Alteration and, accordingly, installation thereof shall be performed subject to and in accordance with the applicable provisions of the Lease. In addition, Tenant shall comply with all reasonable requirements of Landlord relating to the method and scheduling of such installation and the screening for Tenant’s Emergency Generator. Tenant shall have sole use of Tenant’s Emergency Generator. Tenant shall be entitled to use Tenant’s Emergency Generator only in the event of a general power outage of electricity affecting the Building, and shall not be entitled to use Tenant’s Emergency Generator to provide supplemental electricity to the Premises in the absence of such an outage. Tenant shall maintain Tenant’s Emergency Generator in good and safe operating condition and repair at all times during the Term of this Lease. Tenant shall pay for all costs and expenses associated with the operation, maintenance and repair of Tenant’s Emergency Generator and all other costs associated therewith; provided, however, Tenant shall not be obligated to pay Landlord any fee in connection with the installation of Tenant’s Emergency Generator. At the expiration or sooner termination of this Lease, Tenant’s Emergency Generator shall be and become the property of Landlord, unless Landlord notifies Tenant that Tenant’s Emergency Generator is to be removed, in which event Tenant shall remove Tenant’s Emergency Generator, and shall restore all portions of the Building and Project affected by the installation or removal of Tenant’s Emergency Generator to the condition such portions were in prior to the installation of Tenant’s Emergency Generator, normal wear and tear, damage from fire or other casualty, eminent domain or condemnation excepted.

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EXHIBIT L

JANITORIAL SPECIFICATIONS

Landlord shall clean the Premises substantially in accordance with the following:

Office Areas

•	All carpeting shall be vacuumed nightly.

•	Dust furniture nightly.

•	Empty and dust all waste receptacles nightly and remove from the Premises waste paper and waste materials incidental to normal office usage. In the event waste paper and waste material disposal by Tenant exceeds normal office usage (defined as 0.25 uncompacted cubic yards per week per 1,000 square feet of Premises), Tenant agrees to pay to Landlord the additional cost to Landlord of such excess waste disposal.

•	Wipe down water fountains and coolers nightly.

•	Dust lighting fixtures and ventilating louvers as required.

Lavatory Areas

•	Wash all lavatory floors nightly using proper disinfectants.

•	Clean all mirrors, powder shelves, sinks and counters nightly.

•	Clean and disinfect basins, bowls and urinals nightly.

•	Wash toilets seats nightly.

•	Clean partitions, title, dispensers and receptacles nightly.

•	Fill paper towel receptacles and sanitary disposal receptacles nightly.

•	Fill toilet tissue holders, soap dispensers and paper towel dispensers nightly.

•	Spot cleaning during each Business Day as reasonably required.

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EXHIBIT M

TENANT’S RESERVED PARKING SPACES

BUILDING
301
KIDS BRANDZ 5
KIDS BRANDZ 4
KIDS BRANDZ 3
KIDS BRANDZ 2
KIDS BRANDZ 1

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EXHIBIT N

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

Date:

To:

Beneficiary:	Applicant:

[NAME AND ADDRESS]	[NAME AND ADDRESS]

Attn:

Amount:

Not exceeding USD

Expiration Date:

                    ,

Gentlemen:

By order of our client,                     , we hereby establish our irrevocable Letter of Credit No. in your favor for a sum or sums not to exceed $                     (                     U.S. Dollars) in the aggregate, effective immediately, and expiring on                     or any automatically extended expiry date.

This letter of credit shall be payable to you, in immediately available funds in U.S. Dollars, upon your presentation to us of the original of this letter of credit and a sight draft drawn on us in the form annexed hereto. All drafts must be marked: “Drawn under Letter of Credit No.             of [Name of Issuing Bank].” One or more partial drawings under this Letter of Credit are permitted.

This Letter of Credit shall expire                     ; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for a period of one year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by registered mail that we elect not to extend this Letter of Credit for any such additional period. The final expiration date hereof shall be                     .

We shall, immediately after each presentation of the Letter of Credit for a partial drawing, return this Letter of Credit to you, marking this Letter of Credit to show the amount paid by us and the date of such payment.

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This Letter of Credit is transferable and may be transferred one or more times without cost to you upon presentation to us of a duly completed transfer instruction in the form annexed to this Letter of Credit and the original Letter of Credit. We shall look solely to applicant for payment of the transfer fee.

[OPTIONAL: Presentation of documents may be made by fax transmission to                     or to such other fax number as we may identify in a written notice to you. To the extent a presentation is made by fax transmission, you must (a) provide telephone notification thereof to us (telephone number                     or to such other telephone number as we may identify in a written notice to you) prior to or simultaneously with the sending of such fax transmission and (b) send the original of the sight draft to us by overnight courier at the same address provided in this Letter of Credit for presentation of documents. Any demand made for payment by fax shall be followed by physical presentation of the original documents prior to the honoring of the draft(s).]

We shall, upon receipt of your request at the same address provided in this Letter of Credit for presentation of documents, amend this Letter of Credit to change your notice address. Such amendment shall not require applicant’s consent. We shall look solely to applicant for payment of any fee in connection with such amendment.

We hereby agree to honor each draft drawn under and in compliance with this letter of credit, if duly presented at our offices at                     , or at any other of our offices.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (“ISP”).

This Letter of Credit shall be deemed an agreement made under the laws of the State of                      and shall, as to matters not governed by the ISP, be governed by and construed in accordance with the laws of said State.

[Name of Bank]

By:

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[Annex Bank’s Form of Sight Draft]

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[Annex Bank’s form of transfer instructions]

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